UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Agreement

On February 11, 2015, Power Solutions International, Inc. amended its credit agreement with Wells Fargo Bank, National Association, as amended and restated (the “Amended Credit Agreement”) which enables the company to borrow under a revolving line of credit which is secured by substantially all of the company’s personal property. The Amended Credit Agreement amends the Company’s Credit Agreement with Wells Fargo Bank, National Association, as amended and restated on April 1, 2014 (the “Credit Agreement”) and further amended on September 30, 2014. The Amended Credit Agreement provides an increase from the maximum of $100.0 million to a maximum of $125.0 million revolving line of credit to the company. Except as stated herein, all other terms and conditions of the Amended Credit Agreement are otherwise provided in the Credit Agreement.

The Amended Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amended Credit Agreement is qualified in its entirety by the complete text of the Second Amendment to the Amended and Restated Credit Agreement filed herewith.

Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Credit Agreement, dated as of April 1, 2014, and amended as of September 30, 2014, and further amended February 11, 2015 by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC and Professional Power Products, Inc., and related documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: February 17, 2015

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